Exhibit 10.1

First Amendment to Nextel Communications, Inc.
Change of Control Retention Bonus and
Severance Pay Plan (Effective September 19, 2002)

        Section 3(g) of the Nextel Communications, Inc. Change of Control Retention Bonus and Severance Pay Plan is hereby amended and restated in its entirety to read as follows:

“(g) “Employer” means the Company, each of its wholly owned subsidiaries, and any other subsidiary of the Company to which the Plan has been extended by the Board (or by the Compensation Committee of the Board) and which has adopted the Plan.”